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                                                                   EXHIBIT 10.42

                               December 10, 1999

MAPICS, Inc.
100 Windward Concourse Parkway
Suite 100
Alpharetta, Georgia  30005

Ladies and Gentlemen:

     We are pleased to confirm the commitment of BankBoston, N.A. ("BKB") subject to the terms and conditions in this letter and in the Term Sheet (as defined and referred to below), to provide financing in an aggregate amount of up to $55,000,000 (the "Financing") to MAPICS, Inc. (the "Borrower") in connection with the acquisition by the Borrower of all or substantially all the capital stock of Pivotpoint, Inc. (the "Target") (such transaction being hereinafter referred to as the "Acquisition") and for general corporate and working capital purposes and the other purposes described in the Term Sheet.
The aggregate amount of the Financing shall be permitted to be increased on the Closing Date to $60,000,000 if not less than $40,000,000 of the Financing is funded on the Closing Date by one or more lending institutions (other than BKB) reasonably acceptable to the Agent and the Arranger. In addition, to the extent the Financing closes at an amount of $55,000,000, the definitive loan documentation will contain a provision permitting the aggregate size of the Financing to increase to $60,000,000 so long as at the time of such increase not less than $40,000,000 of the Financing is funded by one or more lending institutions (other than BKB) acceptable to the Agent and the Arranger. All of the Borrower's and the Target's domestic subsidiaries will guaranty the Financing. The Borrower, the Target and all such domestic subsidiaries will secure their obligations with a security interest in substantially all their assets, including, without limitation, a pledge of all of the stock of their respective domestic subsidiaries and 65% of the stock of any foreign subsidiaries. BankBoston, N.A. will act as agent (the "Agent") for itself and any other lending institutions which may become party to the financing (collectively, the "Lenders") with respect to such Financing and BancBoston Robertson Stephens Inc. will act as the exclusive syndication agent and arranger for the Lenders (in such capacity, the "Arranger") with respect to the Financing. The proceeds of the Financing shall be used to provide funds for the Acquisition, to refinance existing debt and related obligations, to pay related transaction expenses, and for working capital and general corporate purposes. BKB will provide the full amount of such Financing, but intends to syndicate the Financing either before or after closing. Based on our discussions and on the financial statements, projections and other information and documents previously furnished to us, we are enclosing herewith a summary of terms and conditions (the "Term Sheet"), which Term Sheet sets forth the principal terms on which BKB will
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MAPICS, Inc.
December 10, 1999
Page 2

provide the proposed Financing of an aggregate amount not to exceed $55,000,000 and BancBoston Robertson Stephens Inc. will act as the Arranger hereunder. This letter, along with the Term Sheet, shall be referred to as the "Commitment Letter".

     Although the Term Sheet sets forth the principal terms of the proposed Financing, you should understand that BKB, the Agent and the Arranger reserve the right to propose terms in addition to these terms which will not substantially change or alter the terms of this commitment and the Term Sheet. Moreover, the Term Sheet does not purport to include all of the customary representations, warranties, conditions, defaults, definitions and other terms which will be contained in the definitive documents for the transaction, all of which must be satisfactory in form and substance to us and our counsel and to you and your counsel prior to proceeding with the proposed Financing.

     Our willingness to proceed with the proposed Financing is conditioned on there being no material misstatements in or omissions from the materials which have previously been furnished to us for our review, there being in our judgment no material adverse change in the assets, business or condition (financial or otherwise) or prospects of the Borrower, the Target and their subsidiaries or the assets and business to be acquired in the Acquisition since the most recent audited financial statements for the Borrower's fiscal year ended September 30, 1999 and the most recent unaudited financial statements for the Target's fiscal period ended September 30, 1999 provided to the Agent or in the ability of the Borrower or any subsidiary to perform their respective obligations described in the Term Sheet. In addition, the proposed Financing is subject to the condition that no material changes in governmental regulation or policy affecting us, any Lender, the Borrower, the Target, any subsidiary or you, and no material changes or disruptions in the syndication, financial or capital markets that could materially impair the syndication of the Financing occurs prior to the closing.

     By your signature below, you agree to assist and cooperate with the Arranger in its syndication efforts, including, but not limited to, promptly preparing and providing materials and information reasonably deemed necessary by the Arranger to successfully complete and otherwise facilitate the syndication of the proposed Financing described herein with a group of Lenders satisfactory to the Agent and the Arranger. Without limiting the foregoing, you hereby agree
(a) that the Arranger shall have the exclusive right to syndicate the proposed Financing contemplated by this Commitment Letter and manage all aspects of such syndication (including, without limitation, decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the syndicate lenders and any titles to be given to any lender participating in the facility) and that you will assist the Arranger in
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MAPICS, Inc.
December 10, 1999
Page 3

contacting and soliciting potential co-lenders and will provide to the Arranger, at its reasonable request, financial and organizational information as well as financial projections needed for syndication purposes; (b) that the Arranger shall be expressly permitted to distribute any and all documents and information relating to the transactions contemplated hereby and received from you or any other source to any potential lender, participant or assignee, on a confidential basis and subject to reasonable confidentiality agreements requested by you; (c) to make available the relevant management personnel related to the proposed Financing or operations of the Borrower, the Target and their subsidiaries for meetings with potential syndicate members upon reasonable notification; (d) to permit the Arranger to publicize information in respect of this facility (including the Agent's and the Arranger's role in the structuring and the proposed Financing thereof) subject to your prior reasonable approval of the form and content thereof; and (e) that prior to or after the execution of the definitive documentation for the facilities, BKB reserves the right to syndicate all or any portion of its commitment hereunder to one or more financial institutions after consultation with the Borrower and the Arranger, and, upon the acceptance by BKB of a written commitment of any lender to provide a portion of the Financing, BKB shall be released from a portion of its commitment hereunder in an aggregate amount equal to the commitment of such lender. The Arranger agrees to keep the Borrower advised as to the syndication efforts. You agree that, prior to and during the syndication of the facilities, you will not permit any offering, placement or arrangement of any competing issues of debt securities or commercial bank facilities of the Borrower, the Target or any of their subsidiaries.

     By your signature below, you agree to pay all reasonable out-of-pocket costs and expenses incurred by BKB, the Agent, the Arranger and their respective affiliates and agents (including, without limitation, any consultants or other third parties engaged by BKB, the Agent or the Arranger) in connection with this Commitment Letter, the transactions contemplated hereby and BKB's, the Agent's and the Arranger's ongoing due diligence in connection therewith (the "Expenses") (including, without limitation, reasonable attorneys' fees and expenses, fees of the Agent's commercial finance examiners, appraisers, syndication fees and expenses, consultant fees and other reasonable charges and disbursements and any other reasonable out-of-pocket costs and expenses) whether or not such transactions are consummated; provided, however, BKB agrees that
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from the date hereof through the date which is the earliest to occur of (a) the expiration or termination of this Commitment Letter and (b) on which the definitive loan documentation is executed and delivered, it shall not engage a third-party provider of professional services other than outside legal counsel without your consent, such consent not to be unreasonably withhold, and before such service provider provides a written estimate of the costs of such services. Further, in consideration of and as a condition to the commitment contained herein, you agree to pay BKB, the Agent and the Arranger the fees described in the fee letter dated as of the date hereof by
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MAPICS, Inc.
December 10, 1999
Page 4

and among the Borrower, the Agent and the Arranger (the "Fee Letter") at the times and in the amounts provided therein and to comply with all other agreements contained therein.

     By your signature below, you further agree to indemnify and hold harmless each of BKB, the Agent and the Arranger and their respective officers, directors, employees, affiliates, agents and controlling persons from and against any and all losses, claims, damages and liabilities to which any such person may become subject arising out of, or in connection with, the Acquisition, this Commitment Letter, the transactions contemplated hereby or any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any of such indemnified persons is a party thereto, and to reimburse each of such indemnified persons, from time to time upon their demand, for any reasonable legal or other expenses incurred in connection with investigating or defending any of the foregoing, whether or not the transactions contemplated hereby are consummated, provided that the foregoing indemnity will
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not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent that they have been determined by a court of competent jurisdiction by final order to arise from the bad faith, willful misconduct or gross negligence of such indemnified person.

     You agree that this Commitment Letter is for your confidential use only and that it will not be disclosed by you to any person (including any lender bidding for the financing contemplated by this Commitment Letter) other than any of your employees, officers, directors, accountants, attorneys, and other advisors, and then only in connection with the transactions contemplated hereby and on a confidential basis, provided that nothing herein shall prevent you from
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disclosing such information if such disclosure would be required by law.

     Each of BKB, the Agent and the Arranger agrees to keep any confidential information delivered or made available by you to it regarding the Borrower confidential from anyone other than their respective employees, affiliates, officers, attorneys and other advisors who are or are expected to become engaged in evaluating, approving, structuring or administering the facilities or rendering legal advice in connection therewith, provided that nothing herein
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shall prevent BKB, the Agent, the Arranger or any affiliate from disclosing such information (a) to potential participants in and assignees of the facilities, provided that the Agent and the Arranger shall not disclose the terms of the Fee Letter to such potential participants in and assignees of the facilities (unless permitted or required to do so pursuant to subparagraphs (b) - (e) hereof), (b) upon the order of any court or administrative agency or upon the request of any administrative agency or authority, (c) upon the request or demand of any regulatory agency or authority, (d) to the extent that such information has been publicly disclosed, other than as a
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MAPICS, Inc.
December 10, 1999
Page 5

result of a disclosure by BKB, the Agent or the Arranger either because the information became available to BKB, the Agent or the Arranger on a non confidential basis or is generally available to the public, or (e) otherwise as required by law.

     This letter is issued with the specific understanding that, until accepted by you and except as specifically set forth in the preceding paragraphs, it is not intended to give rise to any legal liability on the part of either you or BKB, the Agent or the Arranger and that the proposal set forth herein shall be considered withdrawn if for any reason you fail to return it to the Agent's office at 100 Federal Street, Boston, Massachusetts 02110 by 5:00 p.m. (Boston time) on December 15, 1999 (the "Expiration Date") the enclosed copy of this letter signed by you.
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MAPICS, Inc.
December 10, 1999
Page 6

     If the foregoing is in accordance with your understanding, please accept this letter in the space indicated below and return it, together with the signed Fee Letter and that portion of the closing fees due on the acceptance of this Commitment Letter, to us on or prior to the Expiration Date. This letter supersedes all of our prior letters and communications to you, including without limitation the letter dated earlier today, regarding the subject matter of this letter.

                              Very truly yours,

                              BANKBOSTON, N.A.



                              By:    /s/ Jay L. Massimo
                                    ------------------------------
                              Title: Director


                              BANCBOSTON ROBERTSON
                               STEPHENS INC.



                              By:    /s/ Christopher G. Mathon
                                    ------------------------------
                              Title: Director

Accepted and Agreed to this
15th day of December, 1999

MAPICS, INC.



By:    /s/ William J. Gilmour
      ----------------------------
Title: Chief Financial Officer